                                                                      Exhibit 10.36
FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

COMMUNICATION INTELLIGENCE CORPORATION

Non-Negotiable Promissory Note
due _____, 200x

Dated: ____________, 2007$XXX

For value received, Communication Intelligence Corporation, a Delaware corporation (the "Maker"), hereby promises to pay to the order of __________ (together with its successors, representatives, and permitted assigns, the "Holder"), in accordance with the terms hereinafter provided, the principal amount of up to _____________ Dollars ($_______), together with interest thereon.

1.  Payments. All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at such address as the Holder may designate from time to time in writing to the Maker (which shall initially be the address set forth for Maker in Section 10) or by wire transfer of funds to the Holder's account, instructions for which are to be provided by Holder. The outstanding principal balance of this Note, plus all accrued but unpaid interest, shall be due and payable on ____________, 200X (the "Maturity Date") or at such earlier time as provided herein.

2.   Note and Warrant Purchase Agreement. This Note has been executed and delivered pursuant to the Note and Warrant Purchase Agreement dated as of June 15, 2007 (the "Purchase Agreement”) by and between the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

3.  -Interest; Payment of Interest. Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to Fifteen Percent (15%). Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Accrued interest shall be payable quarterly in arrears.

4.  Transfer. This Note may not be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder.

5.  -Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

6.  -Events of Default; Remedies. The occurrence of any of the following events shall be an "Event of Default" under this Note:

6.1.  the Maker shall fail to make the payment of any amount of principal outstanding on the Maturity Date hereunder; or

6.2.  the Maker shall fail to make any payment of accrued interest when due hereunder; or

6.3.  default shall be made in the performance or observance of any material covenant, condition or agreement contained in this Note or the Purchase Agreement and such default is not fully cured within ten (10) days after the occurrence thereof; or

6.4.  any material representation or warranty made by the Maker herein or in the Purchase Agreement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

6.5.  the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

6.6.  a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days.

7.  -Remedies Upon an Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option declare the entire unpaid principal balance of this Note, together with all interest accrued thereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby waived by the Maker. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

8.  Prepayment. Notwithstanding anything to the contrary contained herein, the Maker shall have the right, at such Maker's option, to prepay any amounts due hereunder, including the entire unpaid principal or any partial amount thereof and any accrued but unpaid interest, at any time prior to the Maturity Date, with no prepayment penalties.

9.  No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

10.  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (ii) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Maker:  Communication Intelligence Corporation
275 Shoreline Drive, Suite 500
Redwood Shores, California 94065
Attention: Frank Dane
Tel. No.: (650) 802-7888
Fax No.: (650) 802-7777
with copies (which copies
shall not constitute notice
to Maker) to:    Davis Wright Tremaine LLP
1300 S.W. Fifth Ave., 23rd Floor
Portland, Oregon 97201
Attention: Michael C. Phillips, Esq.
Tel. No. (503) 241-2300
Fax No.: (503) 778-5299

If to the Holder: [Insert name, address, phone and fax number.

With a copy to: [Insert name, address, phone and fax number]

11.  Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

12.  -Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

13.  Remedies. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity, and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy.

14.  -Assignment. Holder may not assign any of its rights or obligations under this Note without obtaining the prior written consent of Maker.

15.  Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

16.  -Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS."

17.  Attorneys’ Fees and Expenses. Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees (including reasonably incurred attorneys’ fees) and costs from the non-prevailing party.

18.  -Parties in Interest. This Note shall be binding upon, inure to the benefit of, and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

19.  -Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

This Note has been delivered as of the date set forth at the top of the first page hereof.

MAKER:
COMMUNICATION INTELLIGENCE CORPORATION

By: ______________________________
Name: Frank Dane
Its: Chief Financial and Legal Officer

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